Rosetta Resources Inc. to Present at the IPAA Oil and Gas Investment Symposium

HOUSTON, TX -- 04/12/2006 -- Rosetta Resources Inc. (NASDAQ: ROSE) "Rosetta" today announced that Mr. Bill Berilgen, President and Chief Executive Officer will present on Wednesday, April 12, 2006 at 11:20 am Eastern Daylight Time at the Independent Petroleum Association of America's 2006 Oil & Gas Investment Symposium in New York. Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward Looking Statements: All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Contact:
Teri Greer
Rosetta Public Relations
Houston/Corporate Office
717 Texas, Suite 2800
Houston, TX 77002
Email Contact
713-335-4000
http://www.rosettaresources.com